Exhibit 99.01

Valero Energy Reports Second Quarter 2022 Results

•Reported net income attributable to Valero stockholders of $4.7 billion, or $11.57 per share
•Reported adjusted net income attributable to Valero stockholders of $4.6 billion, or $11.36 per share
•Reduced debt by $300 million through the acquisition of the 4.00 percent Gulf Opportunity Zone Revenue Bonds (GO Zone Bonds), reducing Valero’s debt by $2.3 billion since the second half of 2021

SAN ANTONIO, July 28, 2022 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $4.7 billion, or $11.57 per share, for the second quarter of 2022, compared to $162 million, or $0.39 per share, for the second quarter of 2021. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $4.6 billion, or $11.36 per share, for the second quarter of 2022, compared to $260 million, or $0.63 per share, for the second quarter of 2021.

“We continue to maximize refinery run rates, while executing our long-standing commitment to safe, reliable and environmentally responsible operations,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “Our refinery utilization rate increased from the pandemic low of 74 percent in the second quarter of 2020 to 94 percent in the second quarter of 2022.”

Refining
The Refining segment reported operating income of $6.2 billion for the second quarter of 2022, compared to $349 million for the second quarter of 2021. Adjusted operating income was $6.1 billion for the second quarter of 2022, compared to $442 million for the second quarter of 2021. Refining throughput volumes averaged 3.0 million barrels per day in the second quarter of 2022, which was 127 thousand barrels per day higher than the second quarter of 2021.

Renewable Diesel
The Renewable Diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $152 million of operating income for the second quarter of 2022, compared to $248 million for the second quarter of 2021. Renewable diesel sales volumes averaged

2.2 million gallons per day in the second quarter of 2022, which was 1.3 million gallons per day higher than the second quarter of 2021. The higher sales volumes in the second quarter of 2022 were attributable to the fourth quarter 2021 startup of the DGD expansion project at St. Charles (DGD 2).

Ethanol
The Ethanol segment reported $101 million of operating income for the second quarter of 2022, compared to $99 million for the second quarter of 2021. Adjusted operating income, which primarily excludes the gain from the sale of our Jefferson ethanol plant whose operations were idled in 2020, was $79 million for the second quarter of 2022. Ethanol production volumes averaged 3.9 million gallons per day in the second quarter of 2022.

Corporate and Other
General and administrative expenses were $233 million in the second quarter of 2022, compared to $176 million in the second quarter of 2021. The effective tax rate for the second quarter of 2022 was 22 percent.

Investing and Financing Activities
Net cash provided by operating activities was $5.8 billion in the second quarter of 2022. Included in this amount was a $594 million favorable impact from working capital and $90 million associated with the other joint venture member’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $5.2 billion in the second quarter of 2022.

Capital investments totaled $653 million in the second quarter of 2022, of which $298 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $524 million.

In the second quarter, Valero further reduced its debt through the acquisition of the $300 million of 4.00 percent GO Zone Bonds. This transaction, combined with debt reduction and refinancing transactions completed in the second half of 2021 and the first quarter of 2022, have collectively reduced Valero’s debt by $2.3 billion.

“We raised $4.0 billion of incremental debt in 2020 due to the negative impacts of the pandemic on our business,” said Gorder. “Since then, we have reduced our debt by $2.3 billion and will evaluate further deleveraging opportunities.”

Liquidity and Financial Position
Valero ended the second quarter of 2022 with $10.9 billion of total debt, $2.0 billion of finance lease obligations and $5.4 billion of cash and cash equivalents, compared to $13.0 billion of total debt, $1.6 billion of finance lease obligations and $2.3 billion of cash and cash equivalents at the end of the first quarter of 2021. As a result, the debt to capitalization ratio, net of cash and cash equivalents, was 25 percent as of June 30, 2022, down from the pandemic high of 40 percent at the end of the first quarter of 2021.

Strategic Update
Refinery optimization projects that are expected to reduce costs and improve margin capture are progressing on schedule. The Port Arthur Coker project, which is expected to increase the refinery’s throughput capacity, while also improving turnaround efficiency, is expected to be completed in the first half of 2023.

The DGD project located next to Valero’s Port Arthur refinery (DGD 3), which is expected to have renewable diesel production capacity of 470 million gallons per year, should commence operations in the fourth quarter of 2022. The total annual DGD production capacity is expected to nearly double to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha upon commencement of DGD 3’s operations.

BlackRock and Navigator’s carbon sequestration project is still expected to begin startup activities in late 2024. Valero is expected to be the anchor shipper with eight of its ethanol plants connected to this system, producing a lower carbon intensity ethanol product expected to be marketed in low-carbon fuel markets that should result in a higher product margin.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
We are a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and we sell our products primarily in the United States (U.S.), Canada, the United Kingdom (U.K.), Ireland, and Latin America. We own

15 petroleum refineries located in the U.S., Canada, and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day (BPD). We are a joint venture member in Diamond Green Diesel Holdings LLC (DGD), which owns a renewable diesel plant in Norco, Louisiana with a production capacity of 700 million gallons per year, and we own 12 ethanol plants located in the Mid-Continent region of the U.S. with a combined production capacity of approximately 1.6 billion gallons per year. We manage our operations through our Refining, Renewable Diesel, and Ethanol segments. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying tables that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying tables include those relating to our greenhouse gas emissions targets, expected timing of completion and performance of projects, future market and industry conditions, future operating and financial performance, and management of future risks. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting our operations or the demand for our products. These factors also include, but are not limited to, the uncertainties that remain with respect to the Russia-Ukraine conflict, the impact of inflation on margins and costs, the COVID-19 pandemic, variants of the COVID-19 virus, governmental and societal responses thereto, including requirements and mandates with respect to COVID-19 vaccines, vaccine distribution and administration levels, and the adverse effects the foregoing may have on our business or economic conditions generally. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10‑Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income (loss), adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable GAAP measures. Note (g) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Statement of income data
Revenues	$51,641	$27,748	$90,183	$48,554
Cost of sales:
Cost of materials and other (a) (b)	42,946	25,249	77,895	44,241
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,626	1,214	3,005	2,870
Depreciation and amortization expense (c)	590	576	1,185	1,142
Total cost of sales	45,162	27,039	82,085	48,253
Other operating expenses	15	12	34	50
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	233	176	438	384
Depreciation and amortization expense	12	12	23	24
Operating income (loss)	6,219	509	7,603	(157)
Other income, net (e)	33	102	13	147
Interest and debt expense, net of capitalized interest	(142)	(150)	(287)	(299)
Income (loss) before income tax expense	6,110	461	7,329	(309)
Income tax expense (f)	1,342	169	1,594	21
Net income (loss)	4,768	292	5,735	(330)
Less: Net income attributable to noncontrolling interests	75	130	137	212
Net income (loss) attributable to Valero Energy Corporation stockholders	$4,693	$162	$5,598	$(542)

Earnings (loss) per common share	$11.58	$0.39	$13.75	$(1.34)
Weighted-average common shares outstanding (in millions)	404	407	406	407

Earnings (loss) per common share – assuming dilution	$11.57	$0.39	$13.74	$(1.34)
Weighted-average common shares outstanding – assuming dilution (in millions)	404	407	406	407

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended June 30, 2022
Revenues:
Revenues from external customers	$49,495	$855	$1,291	$—	$51,641
Intersegment revenues	11	596	201	(808)	—
Total revenues	49,506	1,451	1,492	(808)	51,641
Cost of sales:
Cost of materials and other (a)	41,313	1,213	1,226	(806)	42,946
Operating expenses (excluding depreciation and amortization expense reflected below)	1,402	58	167	(1)	1,626
Depreciation and amortization expense (c)	565	28	(3)	—	590
Total cost of sales	43,280	1,299	1,390	(807)	45,162
Other operating expenses	14	—	1	—	15
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	233	233
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$6,212	$152	$101	$(246)	$6,219

Three months ended June 30, 2021
Revenues:
Revenues from external customers	$25,968	$496	$1,284	$—	$27,748
Intersegment revenues	1	76	84	(161)	—
Total revenues	25,969	572	1,368	(161)	27,748
Cost of sales:
Cost of materials and other	24,000	281	1,130	(162)	25,249
Operating expenses (excluding depreciation and amortization expense reflected below)	1,064	31	119	—	1,214
Depreciation and amortization expense	544	12	20	—	576
Total cost of sales	25,608	324	1,269	(162)	27,039
Other operating expenses	12	—	—	—	12
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	176	176
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$349	$248	$99	$(187)	$509

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Six months ended June 30, 2022
Revenues:
Revenues from external customers	$86,308	$1,450	$2,425	$—	$90,183
Intersegment revenues	15	982	328	(1,325)	—
Total revenues	86,323	2,432	2,753	(1,325)	90,183
Cost of sales:
Cost of materials and other (a)	74,919	1,968	2,330	(1,322)	77,895
Operating expenses (excluding depreciation and amortization expense reflected below)	2,595	109	302	(1)	3,005
Depreciation and amortization expense (c)	1,114	54	17	—	1,185
Total cost of sales	78,628	2,131	2,649	(1,323)	82,085
Other operating expenses	32	—	2	—	34
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	438	438
Depreciation and amortization expense	—	—	—	23	23
Operating income by segment	$7,663	$301	$102	$(463)	$7,603

Six months ended June 30, 2021
Revenues:
Revenues from external customers	$45,437	$848	$2,269	$—	$48,554
Intersegment revenues	4	155	144	(303)	—
Total revenues	45,441	1,003	2,413	(303)	48,554
Cost of sales:
Cost of materials and other (b)	42,022	468	2,054	(303)	44,241
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	2,535	60	275	—	2,870
Depreciation and amortization expense	1,077	24	41	—	1,142
Total cost of sales	45,634	552	2,370	(303)	48,253
Other operating expenses	50	—	—	—	50
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	384	384
Depreciation and amortization expense	—	—	—	24	24
Operating income (loss) by segment	$(243)	$451	$43	$(408)	$(157)

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$4,693	$162	$5,598	$(542)
Adjustments:
Modification of renewable volume obligation (RVO) (a)	(104)	81	(104)	161
Income tax expense related to modification of RVO	23	(18)	23	(36)
Modification of RVO, net of taxes	(81)	63	(81)	125
Gain on sale of ethanol plant (c)	(23)	—	(23)	—
Income tax expense related to gain on sale of ethanol plant	5	—	5	—
Gain on sale of ethanol plant, net of taxes	(18)	—	(18)	—
Environmental reserve adjustment (d)	20	—	20	—
Income tax benefit related to environmental reserve adjustment	(5)	—	(5)	—
Environmental reserve adjustment, net of taxes	15	—	15	—
Loss on early retirement of debt (e)	—	—	50	—
Income tax benefit related to loss on early retirement of debt	—	—	(11)	—
Loss on early retirement of debt, net of taxes	—	—	39	—
Gain on sale of MVP interest (e)	—	(62)	—	(62)
Income tax expense related to gain on sale of MVP interest	—	14	—	14
Gain on sale of MVP interest, net of taxes	—	(48)	—	(48)
Diamond Pipeline asset impairment (e)	—	24	—	24
Income tax benefit related to Diamond Pipeline asset impairment	—	(5)	—	(5)
Diamond Pipeline asset impairment, net of taxes	—	19	—	19
Income tax expense related to changes in statutory tax rates (f)	—	64	—	64
Total adjustments	(84)	98	(45)	160
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$4,609	$260	$5,553	$(382)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution	$11.57	$0.39	$13.74	$(1.34)
Adjustments:
Modification of RVO (a)	(0.20)	0.15	(0.20)	0.30
Gain on sale of ethanol plant (c)	(0.05)	—	(0.05)	—
Environmental reserve adjustment (d)	0.04	—	0.04	—
Loss on early retirement of debt (e)	—	—	0.10	—
Gain on sale of MVP interest (e)	—	(0.12)	—	(0.12)
Diamond Pipeline asset impairment (e)	—	0.05	—	0.05
Income tax expense related to changes in statutory tax rates (f)	—	0.16	—	0.16
Total adjustments	(0.21)	0.24	(0.11)	0.39
Adjusted earnings (loss) per common share – assuming dilution	$11.36	$0.63	$13.63	$(0.95)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$6,212	$349	$7,663	$(243)
Adjustments:
Modification of RVO (a)	(104)	81	(104)	161
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,402	1,064	2,595	2,535
Depreciation and amortization expense	565	544	1,114	1,077
Other operating expenses	14	12	32	50
Refining margin	$8,089	$2,050	$11,300	$3,580

Refining operating income (loss)	$6,212	$349	$7,663	$(243)
Adjustments:
Modification of RVO (a)	(104)	81	(104)	161
Other operating expenses	14	12	32	50
Adjusted Refining operating income (loss)	$6,122	$442	$7,591	$(32)

Renewable Diesel segment
Renewable Diesel operating income	$152	$248	$301	$451
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	58	31	109	60
Depreciation and amortization expense	28	12	54	24
Renewable Diesel margin	$238	$291	$464	$535

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment (continued)
Ethanol segment
Ethanol operating income	$101	$99	$102	$43
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	167	119	302	275
Depreciation and amortization expense (c)	(3)	20	17	41
Other operating expenses	1	—	2	—
Ethanol margin	$266	$238	$423	$359

Ethanol operating income	$101	$99	$102	$43
Adjustments:
Gain on sale of ethanol plant (c)	(23)	—	(23)	—
Other operating expenses	1	—	2	—
Adjusted Ethanol operating income	$79	$99	$81	$43

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (loss) (by region) (h)

U.S. Gulf Coast region
Refining operating income (loss)	$3,399	$159	$4,395	$(349)
Adjustments:
Modification of RVO (a)	(74)	58	(74)	116
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	814	611	1,469	1,605
Depreciation and amortization expense	341	334	673	666
Other operating expenses	5	10	23	41
Refining margin	$4,485	$1,172	$6,486	$2,079

Refining operating income (loss)	$3,399	$159	$4,395	$(349)
Adjustments:
Modification of RVO (a)	(74)	58	(74)	116
Other operating expenses	5	10	23	41
Adjusted Refining operating income (loss)	$3,330	$227	$4,344	$(192)

U.S. Mid-Continent region
Refining operating income	$959	$123	$1,101	$113
Adjustments:
Modification of RVO (a)	(19)	14	(19)	28
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	199	159	371	349
Depreciation and amortization expense	85	85	166	169
Other operating expenses	—	2	—	9
Refining margin	$1,224	$383	$1,619	$668

Refining operating income	$959	$123	$1,101	$113
Adjustments:
Modification of RVO (a)	(19)	14	(19)	28
Other operating expenses	—	2	—	9
Adjusted Refining operating income	$940	$139	$1,082	$150

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Refining segment operating income (loss) to
Refining margin (by region), and reconciliation of Refining
segment operating income (loss) to adjusted Refining
segment operating income (loss) (by region) (h) (continued)

North Atlantic region
Refining operating income	$1,222	$1	$1,508	$56
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	192	151	398	291
Depreciation and amortization expense	66	59	135	111
Other operating expenses	9	—	9	—
Refining margin	$1,489	$211	$2,050	$458

Refining operating income	$1,222	$1	$1,508	$56
Adjustment: Other operating expenses	9	—	9	—
Adjusted Refining operating income	$1,231	$1	$1,517	$56

U.S. West Coast region
Refining operating income (loss)	$632	$66	$659	$(63)
Adjustments:
Modification of RVO (a)	(11)	9	(11)	17
Operating expenses (excluding depreciation and amortization expense reflected below)	197	143	357	290
Depreciation and amortization expense	73	66	140	131
Refining margin	$891	$284	$1,145	$375

Refining operating income (loss)	$632	$66	$659	$(63)
Adjustment: Modification of RVO (a)	(11)	9	(11)	17
Adjusted Refining operating income (loss)	$621	$75	$648	$(46)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	376	389	351	372
Medium/light sour crude oil	442	330	408	303
Sweet crude oil	1,413	1,421	1,418	1,282
Residuals	229	249	227	221
Other feedstocks	127	126	114	114
Total feedstocks	2,587	2,515	2,518	2,292
Blendstocks and other	375	320	363	332
Total throughput volumes	2,962	2,835	2,881	2,624

Yields (thousand barrels per day)
Gasolines and blendstocks	1,452	1,432	1,422	1,312
Distillates	1,135	1,035	1,081	965
Other products (i)	407	401	404	377
Total yields	2,994	2,868	2,907	2,654

Operating statistics (b) (g) (j)
Refining margin (from Table Page 6)	$8,089	$2,050	$11,300	$3,580
Adjusted Refining operating income (loss) (from Table Page 6)	$6,122	$442	$7,591	$(32)
Throughput volumes (thousand barrels per day)	2,962	2,835	2,881	2,624

Refining margin per barrel of throughput	$30.01	$7.95	$21.67	$7.54
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.20	4.13	4.98	5.34
Depreciation and amortization expense per barrel of throughput	2.10	2.11	2.14	2.27
Adjusted Refining operating income (loss) per barrel of throughput	$22.71	$1.71	$14.55	$(0.07)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating statistics (g) (j)
Renewable Diesel margin (from Table Page 6)	$238	$291	$464	$535
Renewable Diesel operating income (from Table Page 6)	$152	$248	$301	$451
Sales volumes (thousand gallons per day)	2,182	923	1,961	895

Renewable Diesel margin per gallon of sales	$1.20	$3.46	$1.31	$3.30
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.29	0.36	0.31	0.37
Depreciation and amortization expense per gallon of sales	0.15	0.15	0.15	0.15
Renewable Diesel operating income per gallon of sales	$0.76	$2.95	$0.85	$2.78

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating statistics (b) (g) (j)
Ethanol margin (from Table Page 7)	$266	$238	$423	$359
Adjusted Ethanol operating income (from Table Page 7)	$79	$99	$81	$43
Production volumes (thousand gallons per day)	3,861	4,203	3,953	3,884

Ethanol margin per gallon of production	$0.75	$0.62	$0.59	$0.51
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.47	0.31	0.42	0.39
Depreciation and amortization expense per gallon of production (c)	(0.01)	0.05	0.03	0.06
Gain on sale of ethanol plant per gallon of production (c)	0.07	—	0.03	—
Adjusted Ethanol operating income per gallon of production	$0.22	$0.26	$0.11	$0.06

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating statistics by region (h)
U.S. Gulf Coast region (b) (g) (j)
Refining margin (from Table Page 8)	$4,485	$1,172	$6,486	$2,079
Adjusted Refining operating income (loss) (from Table Page 8)	$3,330	$227	$4,344	$(192)
Throughput volumes (thousand barrels per day)	1,750	1,731	1,722	1,623

Refining margin per barrel of throughput	$28.17	$7.44	$20.81	$7.08
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.11	3.88	4.71	5.46
Depreciation and amortization expense per barrel of throughput	2.15	2.12	2.16	2.27
Adjusted Refining operating income (loss) per barrel of throughput	$20.91	$1.44	$13.94	$(0.65)

U.S. Mid-Continent region (b) (g) (j)
Refining margin (from Table Page 8)	$1,224	$383	$1,619	$668
Adjusted Refining operating income (from Table Page 8)	$940	$139	$1,082	$150
Throughput volumes (thousand barrels per day)	449	476	434	431

Refining margin per barrel of throughput	$29.99	$8.86	$20.59	$8.58
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.88	3.67	4.71	4.48
Depreciation and amortization expense per barrel of throughput	2.09	1.98	2.12	2.17
Adjusted Refining operating income per barrel of throughput	$23.02	$3.21	$13.76	$1.93

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 9)	$1,489	$211	$2,050	$458
Adjusted Refining operating income (from Table Page 9)	$1,231	$1	$1,517	$56
Throughput volumes (thousand barrels per day)	483	356	484	338

Refining margin per barrel of throughput	$33.85	$6.52	$23.41	$7.48
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.37	4.66	4.55	4.76
Depreciation and amortization expense per barrel of throughput	1.49	1.85	1.53	1.81
Adjusted Refining operating income per barrel of throughput	$27.99	$0.01	$17.33	$0.91

U.S. West Coast region (g) (j)
Refining margin (from Table Page 9)	$891	$284	$1,145	$375
Adjusted Refining operating income (loss) (from Table Page 9)	$621	$75	$648	$(46)
Throughput volumes (thousand barrels per day)	280	272	241	232

Refining margin per barrel of throughput	$34.93	$11.45	$26.19	$8.93
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	7.74	5.79	8.18	6.92
Depreciation and amortization expense per barrel of throughput	2.83	2.63	3.20	3.11
Adjusted Refining operating income (loss) per barrel of throughput	$24.36	$3.03	$14.81	$(1.10)

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$111.69	$69.00	$104.52	$65.05
Brent less West Texas Intermediate (WTI) crude oil	3.03	2.91	2.96	3.09
Brent less Alaska North Slope (ANS) crude oil	(0.78)	0.56	0.48	0.45
Brent less Louisiana Light Sweet (LLS) crude oil	1.54	1.05	1.06	1.08
Brent less Argus Sour Crude Index (ASCI) crude oil	6.59	3.34	5.76	3.17
Brent less Maya crude oil	7.91	6.13	8.21	5.42
LLS crude oil	110.15	67.95	103.46	63.97
LLS less ASCI crude oil	5.05	2.29	4.70	2.09
LLS less Maya crude oil	6.37	5.08	7.15	4.34
WTI crude oil	108.66	66.09	101.56	61.96

Natural gas (dollars per million British Thermal Units)	7.23	2.93	5.78	11.30

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	31.33	14.43	23.50	12.28
Ultra-low-sulfur (ULS) diesel less Brent	55.95	12.99	41.95	11.59
Propylene less Brent	(38.56)	(20.41)	(33.69)	(0.96)
CBOB gasoline less LLS	32.87	15.48	24.56	13.36
ULS diesel less LLS	57.49	14.04	43.01	12.67
Propylene less LLS	(37.02)	(19.36)	(32.63)	0.12
U.S. Mid-Continent:
CBOB gasoline less WTI	36.08	19.93	26.05	17.38
ULS diesel less WTI	60.16	18.42	43.72	17.82
North Atlantic:
CBOB gasoline less Brent	41.58	17.37	29.63	14.47
ULS diesel less Brent	70.25	15.07	51.36	13.48
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	55.06	27.18	41.76	20.87
California Air Resources Board (CARB) diesel less ANS	58.37	15.28	45.32	14.71
CARBOB 87 gasoline less WTI	58.87	29.53	44.24	23.51
CARB diesel less WTI	62.18	17.63	47.80	17.35

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$4.03	$2.00	$3.54	$1.87
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.70	1.71	1.57	1.44
California Low-Carbon Fuel Standard (dollars per metric ton)	104.30	184.82	121.47	190.06
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.80	0.63	0.74	0.56

Ethanol
CBOT corn (dollars per bushel)	7.77	6.58	7.24	5.98
New York Harbor ethanol (dollars per gallon)	2.84	2.38	2.61	2.08

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	June 30,	December 31,
	2022	2021
Balance sheet data
Current assets	$27,409	$21,165
Cash and cash equivalents included in current assets	5,392	4,122
Inventories included in current assets	7,147	6,265
Current liabilities	21,969	16,851
Valero Energy Corporation stockholders’ equity	20,969	18,430
Total equity	22,733	19,817
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$—	$300
Debt, less current portion of debt (excluding VIEs)	10,055	10,820
Total debt (excluding VIEs)	10,055	11,120
Current portion of debt attributable to VIEs	843	810
Debt, less current portion of debt attributable to VIEs	—	20
Total debt attributable to VIEs	843	830
Total debt	10,898	11,950
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	166	141
Finance lease obligations, less current portion (excluding VIEs)	1,545	1,502
Total finance lease obligations (excluding VIEs)	1,711	1,643
Current portion of finance lease obligations attributable to VIEs	13	13
Finance lease obligations, less current portion attributable to VIEs	258	264
Total finance lease obligations attributable to VIEs	271	277
Total finance lease obligations	1,982	1,920
Total debt and finance lease obligations	$12,880	$13,870

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$5,845	$2,008	$6,433	$1,956
Exclude:
Changes in current assets and current liabilities	594	1,067	(128)	1,251
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	90	132	175	240
Adjusted net cash provided by operating activities	$5,161	$809	$6,386	$465

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 17

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of capital investments to capital investments attributable to Valero (g)
Capital expenditures (excluding VIEs)	$172	$101	$324	$261
Capital expenditures of VIEs:
DGD	239	245	458	398
Other VIEs	6	9	19	35
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	228	196	681	426
Deferred turnaround and catalyst cost expenditures of DGD	7	—	13	1
Investments in nonconsolidated joint ventures	1	(3)	1	9
Capital investments	653	548	1,496	1,130
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(123)	(122)	(235)	(199)
Capital expenditures of other VIEs	(6)	(9)	(19)	(35)
Capital investments attributable to Valero	$524	$417	$1,242	$896

Dividends per common share	$0.98	$0.98	$1.96	$1.96

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Under the Renewable Fuel Standard program, the U.S. Environmental Protection agency (EPA) is required to set annual quotas for the volume of renewable fuels that obligated parties, such as us, must blend into petroleum-based transportation fuels consumed in the U.S. The quotas are used to determine an obligated party’s RVO. The EPA released a final rule on June 3, 2022 that, among other things, reduced the quotas for 2020 and, for the first time, established quotas for 2021 and 2022.

In 2020, we recognized the cost of the RVO using the 2020 quotas set by the EPA at that time, and in 2021 and the three months ended March 31, 2022, we recognized the cost of the RVO using our estimates of the quotas. As a result of the final rule released by the EPA on June 3, 2022 as noted above, we recognized a benefit of $104 million in the three and six months ended June 30, 2022 primarily related to the modification of the 2020 quotas. The impacts to the estimated cost of the RVO recognized by us in 2021 and the three months ended March 31, 2022 were not significant; however, there were impacts in the 2021 quarterly periods as follows: (i) benefit of $80 million for the three months ended March 31, 2021; (ii) benefit of $81 million for the three months ended June 30, 2021; (iii) benefit of $58 million for the three months ended September 30, 2021; and (iv) charge of $220 million related to the three months ended December 31, 2021.

(b)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs arising out of Winter Storm Uri. The higher energy costs resulted from an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating loss for the six months ended June 30, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our Refining segment are associated with the Refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (j)
Refining margin per barrel of throughput (g)	$0.15	$0.03	n/a	$0.10
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	1.49	0.49	n/a	1.01
Adjusted Refining operating income (loss) per barrel of throughput (g)	$1.64	$0.52	n/a	$1.11

The estimated excess energy costs attributable to our Ethanol segment affected that segment’s operating statistics of (i) operating expenses (excluding depreciation and amortization expenses) per gallon of production and (ii) adjusted operating income per gallon of production by $0.08 (see note (g) below).

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)In June 2022, we sold our ethanol plant located in Jefferson, Wisconsin, which ceased operations and was written down to estimated salvage value in 2021, for $32 million. Depreciation and amortization expense for the three and six months ended June 30, 2022 includes a gain on the sale of $23 million.

(d)General and administrative expenses (excluding depreciation and amortization expense) for the three and six months ended June 30, 2022 includes a charge of $20 million for an environmental reserve adjustment associated with a non-operating site.

(e)“Other income, net” includes the following:
◦a charge of $50 million in the six months ended June 30, 2022 from the early retirement of approximately $1.4 billion aggregate principal amount of various series of our senior notes;
◦a gain of $62 million in the three and six months ended June 30, 2021 on the sale of a 24.99 percent membership interest in MVP Terminalling, LLC (MVP), a nonconsolidated joint venture with a subsidiary of Magellan Midstream Partners, L.P., for $270 million; and

◦a charge of $24 million in the three and six months ended June 30, 2021 representing our portion of the asset impairment loss recognized by Diamond Pipeline LLC, a nonconsolidated joint venture with a subsidiary of Plains All American Pipeline, L.P., resulting from the joint venture’s cancellation of its pipeline extension project.

(f)Certain statutory income tax rate changes (primarily an increase in the U.K. rate from 19 percent to 25 percent effective in 2023) were enacted during the second quarter of 2021 that resulted in the remeasurement of our deferred tax liabilities. Under GAAP, we are required to recognize the effect of a change in tax law in the period of enactment. As a result, we recognized deferred income tax expense of $64 million in the three and six months ended June 30, 2021, which represented the net increase in our deferred tax liabilities resulting from the changes in the income tax rates.
(g)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S-based adjustments of 22.5 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–Modification of RVO – The net benefit resulting from the modification of our RVO for 2020 and 2021 that was recognized by us in June 2022 is not associated with the cost of the RVO generated by our operations during the three and six months ended June 30, 2022. See note (a) for additional details.

On the other hand, the net benefit resulting from the modification of our RVO for 2021 that was recognized by us in June 2022 is associated with the cost of the RVO generated by our operations throughout 2021. Therefore, the adjustment reflects the portion of the benefit that is associated with the cost of the RVO generated by our operations during the three and six months ended June 30, 2021.
Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Gain on sale of ethanol plant – The gain on the sale of our Jefferson ethanol plant (see note (c)) is not indicative of our ongoing operations.

–Environmental reserve adjustment – The environmental reserve adjustment is attributable to a site that was shut down by prior owners and subsequently acquired by us (referred to by us as a non-operating site (see note (d)).

–Loss on early retirement of debt – Premiums and other expenses incurred in connection with the early retirement of approximately $1.4 billion aggregate principal amount of various series of our senior notes (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

–Gain on sale of MVP interest – The gain on the sale of a 24.99 percent membership interest in MVP (see note (e)) is not indicative of our ongoing operations.

–Diamond Pipeline asset impairment – The asset impairment loss related to the cancellation of a capital project associated with Diamond Pipeline LLC (see note (e)) is not indicative of our ongoing operations.

–Income tax expense related to changes in statutory tax rates – The income tax expense related to changes in certain statutory income tax rates (see note (f)) is not indicative of income tax expense associated with the pre-tax results for the three and six months ended June 30, 2021.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as Ethanol segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted Refining operating income (loss) is defined as Refining segment operating income (loss) excluding the modification of RVO adjustment (see note (a)) and other operating expenses. We believe adjusted Refining operating income (loss) is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income excluding the gain on sale of ethanol plant (see note (c)) and other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
DGD operating cash flow data
Net cash provided by operating activities	$128	$256	$149	$463
Exclude: Changes in current assets and current liabilities	(51)	(8)	(200)	(17)
Adjusted net cash provided by operating activities	179	264	349	480
Other joint venture member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$90	$132	$175	$240

◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in nonconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(h)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

Table Page 22

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(j)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
Table Page 23